UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2006
AVONDALE INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street		30655
Monroe, Georgia		(Zip code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (770) 267-2226
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 5, 2006, Avondale Mills, Inc. (“Avondale”) entered into an Asset Purchase Agreement with Parkdale Mills, Incorporated (“Parkdale”). Under the Asset Purchase Agreement, Avondale agreed to sell Parkdale its linked ring spinning plants located in Alexander City, Alabama, Rockford, Alabama and Graniteville, South Carolina and associated inventories for $28.0 million plus the value of the inventories as of the closing date. The asset sale is expected to close on June 30, 2006, or on such other date as the parties may agree. Parkdale is expected to offer employment to substantially all of the employees who are currently employed at these plants.
     The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

2.1	Asset Purchase Agreement by and between Avondale Mills, Inc. and Parkdale Mills, Incorporated, dated June 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006	AVONDALE INCORPORATED

	By:	/s/ Jack R. Altherr, Jr.

Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Asset Purchase Agreement by and between Avondale Mills, Inc. and Parkdale Mills, Incorporated, dated June 5, 2006.